UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

HPC ACQUISITIONS, INC.
(Exact name of registrant as specified in its charter)

0-53248
(Commission File No.)

Nevada (State or Other Jurisdiction of incorporation or Organization)	68-0635204 (IRS Employer Identification No.)

10935 57th Avenue No., Plymouth, MN 55442
(Address of principal executive offices)

(952) 541-1155
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 11, 2008, the Board of Directors of HPC Acquisitions, Inc., adopted resolutions approving a pro rata distribution of common stock to the stockholders of record of HPC Acquisitions as of the close of business on August 15, 2008. On the distribution date of August 19, 2008, HPC Acquisitions will distribute, without consideration, two shares of common stock for each issued and outstanding share of common stock on August 15, 2008. As a result, HPC Acquisitions will issue a total of 4,656,000 new shares, so that the total number of issued and outstanding shares of common stock after the distribution will be 6,984,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPC Acquisitions, Inc.

Date: August 13, 2008	By:	/s/ Craig Laughlin
Craig Laughlin, President